SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Z3 ENTERPRISES, INC.
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2831 St. Rose Parkway, Suite 204, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 258-1917

Bibb Corp.
[Missing Graphic Reference]
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1- Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On November 15, 2010  the Company terminated its Letter Agreement dated September 17, 2010 with Usee Inc. and Usee CA, Inc.   (hereinafter referred to as “Usee”).  There are no material relationships between the registrant or its affiliates and any of the parties other than in respect of the material definitive agreement.

Grounds for the termination were based  in part on newly identified material financial information  which if previously disclosed,  would have confirmed that moving forward with the transaction was not in the best interests of the Company.

The Letter Agreement did not provide for any termination penalty

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Termination Notice dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2010	Z3 Enterprises, Inc
(Registrant)

	By:	/s/ Judson Bibb
Judson Bibb, President